UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 7, 2019

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 7, 2019, Esterline Technologies Corporation (“Esterline”) held its 2019 annual stockholders meeting (the “2019 Annual Meeting”). At the 2019 Annual Meeting, the stockholders of Esterline acted on the following proposals:

(a)	Proposal 1 – Election of Directors. The stockholders elected each of the director nominees set forth below for a one-year term expiring at the 2020 annual meeting. The stockholders voted as follows:

	Votes Cast
Name	For	Against	Abstain	Broker Non-Votes
Delores M. Etter	23,552,306	1,027,675	109,662	1,268,363
Paul V. Haack	24,146,797	433,220	109,626	1,268,363
Mary L. Howell	24,502,888	77,040	109,715	1,268,363
Scott E. Kuechle	24,504,051	75,966	109,626	1,268,363
Curtis C. Reusser	24,126,762	453,255	109,626	1,268,363

(b)

Proposal 2 – Advisory Vote on Executive Compensation. The stockholders approved, on an advisory basis, the compensation of Esterline’s named executive officers for the fiscal year ended September 28, 2018. The stockholders voted as follows:

Votes Cast
For	Against	Abstain	Broker Non-Votes
23,552,539	1,001,559	135,545	1,268,363

(c)

Proposal 3 – Ratification of Ernst & Young LLP as Esterline’s Independent Registered Public Accounting Firm. The stockholders ratified the selection of Ernst & Young LLP as Esterline’s independent registered public accounting firm for the fiscal year ending September 27, 2019. The stockholders voted as follows:

Votes Cast
For	Against	Abstain
25,680,487	165,754	111,765

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: February 11, 2019	By:	/s/ DONALD E. WALTHER
	Name:	Donald E. Walther
	Title:	Executive Vice President & General Counsel